Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to the Registration Statement on Form S−1 of our reports dated December 16, 2015 and April 15, 2015, relating to the consolidated financial statements of Medytox Solutions, Inc., which appear in Rennova Health, Inc.’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on December 16, 2015. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ Green & Company, CPAs

Green & Company, CPAs

Temple Terrace, FL

December 22, 2015